UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as specified in its charter)

Bermuda	98-0428969
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Montpelier House
94 Pitts Bay Road
Pembroke, HM 08 Bermuda

(Address including zip code of Principal Executive Offices)

Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

212-590-9200

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common shares, par value 1/6 cent per share (1)	4,700,000	(2)	20.19	(2) (3)	$94,893,000	(2) (3)	$10,874.74	(3)

(1)          The common shares being registered hereby represent shares reserved for issuance pursuant to awards granted or to be granted to eligible employees, directors and consultants of Montpelier Re Holdings Ltd. (the “Company” or the “Registrant”) and its subsidiaries under the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan.

(2)          This Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional common shares which may become issuable under the plan being registered pursuant to this Registration Statement by reason of any common share dividend, common share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding common shares.

(3)          Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on May 18, 2012.

 PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan as specified under Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.

(1)          The Annual Report on Form 10-K, of the Company for the fiscal year ended December 31, 2011.

(2)          All reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act subsequent to the filing of the item mentioned in (1) above;

(3)          The description of the Company’s common shares contained in the registration statement on Form 8-A, filed with the Commission on October 7, 2002 pursuant to Section 12(b) of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bye-law 31 of the Company’s Amended and Restated Bye-Laws provides, among other things, that the Company shall indemnify its directors and officers to the fullest extent possible, except as prohibited under the Companies Act 1981 of Bermuda, as amended from time to time. Specifically, bye-law 31 provides that the Company’s directors and officers, as well as their heirs, executors and administrators, shall be indemnified by the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for the acts of or the solvency or honesty of any bankers or other persons with whom any moneys or effect belonging to the Company may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto.

Bye-law 32 of the Company’s Amended and Restated Bye-Laws provides that, except with respect to matters involving fraud or dishonesty of the Company’s directors and officers, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company.

Section 98 of the Companies Act 1981 of Bermuda provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the Company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The exhibits followed by an asterisk (*) indicate those exhibits physically filed with this Registration Statement on Form S-8.  All other exhibit numbers indicate exhibits filed by incorporation by reference.

4.1                  Memorandum of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on September 20, 2002, as amended, Registration No. 333- 89408).

4.2                  Amended and Restated Bye-Laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 20, 2010).

5.1                  Opinion of Appleby. (*)

23.1            Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm. (*)

23.2            Consent of Appleby (included in Exhibit 5.1). (*)

24                     Powers of attorney (included on the signature pages hereof). (*)

99                     Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on May 18, 2012).

ITEM 9. REQUIRED UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that: paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on this 23rd day of May 2012.

MONTPELIER RE HOLDINGS LTD.

By:	/s/ Michael S. Paquette

	Name:	Michael S. Paquette
	Title:	Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, Christopher L. Harris, Thomas G.S. Busher and Michael S. Paquette, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher L. Harris	President, Chief Executive Officer and Director	May 23, 2012

Christopher L. Harris	(Principal Executive Officer)

/s/ Michael S. Paquette	Executive Vice President and Chief Financial Officer	May 23, 2012

Michael S. Paquette	(Principal Accounting Officer and Principal Financial Officer)

Signature	Title	Date

/s/ Anthony Taylor	Chairman	May 23, 2012

Anthony Taylor

/s/ John G. Bruton	Director	May 23, 2012

John G. Bruton

/s/ Heinrich Burgi	Director	May 23, 2012

Heinrich Burgi

/s/ Thomas G. S. Busher	Deputy Chairman, Executive Vice President,	May 23, 2012
Chief Operating Officer and Director
Thomas G. S. Busher

/s/ John D. Collins	Director	May 23, 2012

John D. Collins

/s/ Morgan W. Davis	Director	May 23, 2012

Morgan W. Davis

/s/ Michael R. Eisenson	Director	May 23, 2012

Michael R. Eisenson

/s/ J. Roderick Heller III	Director	May 23, 2012

J. Roderick Heller III

	Director	May , 2012

John F. Shettle Jr.

/s/ Candace L. Straight	Director	May 23, 2012

Candace L. Straight

/s/ Ian Winchester	Director	May 23, 2012

Ian Winchester

AUTHORIZED REPRESENTATIVE

/s/ Candace L. Straight
Candace L. Straight

Director, as the duly authorized representative
of Montpelier Re Holdings Ltd. in the United States

Date: May 23, 2012

EXHIBIT INDEX

The exhibits followed by an asterisk (*) indicate those exhibits physically filed with this Registration Statement on Form S-8.  All other exhibit numbers indicate exhibits filed by incorporation by reference.

4.1                   Memorandum of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on September 20, 2002, as amended, Registration No. 333- 89408).

4.2                   Amended and Restated Bye-Laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 20, 2010).

5.1                   Opinion of Appleby. (*)

23.1             Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm. (*)

23.2             Consent of Appleby (included in Exhibit 5.1). (*)

24                      Powers of attorney (included on the signature pages hereof). (*)

99                      Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on May 18, 2012).